Exhibit 99(c)(26)

DRAFT as of 5/15/08

Sears Group Inc.

Board of Directors
Project Ocean Case A Premium Projections

Swainbrook Capital LLC

May xx, 2008

Revised Premium Growth

•         Revised “sources of revenue” forecast prepared by management (Pat Haveron)

•         At the end of 2008, management estimates that:

•       70% of its premium volume will come from NY; and

•       91% from the New England/Mid-Atlantic region (including NY)

•         In Case A-2.1 (10% growth), by 2012 management expects:

•       58% of premium volume to come from NY; and

•       85% from the New England/Mid-Atlantic region (including NY)

•         In Case A-2 (20% growth), by 2012 management expects:

•       45% of premium volume to come from NY; and

•       67% from the New England/Mid-Atlantic region (including NY)

Revised Premium Growth

•                            Company has no plans for an acquisition in New England/Mid-Atlantic region

•                            Organic growth in New England/Mid-Atlantic region accounts for:

•                  44% of the total premium growth from 2008 - 2012 in Case A-2; and

•                  71% of the total premium growth from 2008 - 2012 in Case A-2.1 (slower growth)

•                            Acquisitions also contributed significantly to growth:

•                  17% of the total premium growth from 2008 - 2012 in Case A-2; and

•                  10% of the total premium growth from 2008 - 2012 in Case A-2.1 (slower growth)

Revised Premium Growth - Summary

										2012		Difference
			2008			2012		2012		from Acquisition		=2012-2008		CAGR 08-1
Growth drivers	2007	%	10.0%	20.0%	%	10.0%	20.0%	10.0%	20.0%	10.0%	20.0%	10.0%	20.0%	10.0%	20.0%
($-millions)
New York	$465.0	78.2%	$490.5	$490.5	70.1%	$602.2	$655.8	58.2%	45.2%			$111.7	$165.3	5.3%	7.5%
New Jersey	$70.0	11.8%	$79.2	$79.2	11.3%	$117.1	$127.0	11.3%	8.7%			$37.9	$47.8	10.3%	12.5%
Massachusettes	$10.0	1.7%	$15.0	$15.0	2.1%	$38.4	$55.0	3.7%	3.8%			$23.4	$40.0	26.5%	38.4%
Connecticut	$0.0	0.0%	$5.0	$5.0	0.7%	$32.5	$35.0	3.1%	2.4%			$27.5	$30.0	59.7%	62.7%
Pennsylvania	$2.0	0.3%	$9.0	$9.0	1.3%	$32.5	$40.0	3.1%	2.8%			$23.5	$31.0	37.9%	45.2%
Maine/New Hampshire/Vermont/RI	$35.0	5.9%	$40.0	$40.0	5.7%	$54.0	$54.0	5.2%	3.7%			$14.0	$14.0	7.8%	7.8%
Acquisitions	$0.0	0.0%	$0.0	$0.0	0.0%	$0.0	$0.0	0.0%	0.0%	$0.0	$0.0	$0.0	$0.0	0.0%	0.0%
New England/Mid-Atlantic	$582.0	97.8%	$638.7	$638.7	91.2%	$876.7	$966.8	84.7%	66.6%			$238.0	$328.1	8.2%	10.9%

Florida	$7.0	1.2%	$15.0	$15.0	2.1%	$22.5	$44.1	2.2%	3.0%			$7.5	$29.1	10.7%	30.9%
Other States	$0.0	0.0%	$5.0	$5.0	0.7%	$8.0	$30.0	0.8%	2.1%			$3.0	$25.0	12.5%	56.5%
Acquisitions	$0.0	0.0%	$0.0	$0.0	0.0%	$4.5	$53.0	0.4%	3.7%	$4.5	$53.0	$4.5	$53.0	NA	NA
Southeast	$7.0	1.2%	$20.0	$20.0	2.9%	$35.0	$127.1	3.4%	8.8%			$15.0	$107.1	15.0%	58.8%

Illinois	$0.0	0.0%	$5.0	$5.0	0.7%	$13.0	$46.0	1.3%	3.2%			$8.0	$41.0	27.0%	74.2%
Other States	$0.0	0.0%	$0.0	$0.0	0.0%	$6.0	$29.0	0.6%	2.0%			$6.0	$29.0	NA	NA
Acquisitions	$0.0	0.0%	$0.0	$0.0	0.0%	$5.0	$0.0	0.5%	0.0%	$5.0	$0.0	$5.0	$0.0	NA	NA
Midwest	$0.0	0.0%	$5.0	$5.0	0.7%	$24.0	$75.0	2.3%	5.2%			$19.0	$70.0	48.0%	96.8%

Texas	$1.0	0.2%	$10.0	$10.0	1.4%	$17.6	$51.9	1.7%	3.6%			$7.6	$41.9	15.1%	50.9%
Other States	$0.0	0.0%	$2.0	$2.0	0.3%	$10.0	$27.0	1.0%	1.9%			$8.0	$25.0	49.5%	91.7%
Acquisitions	$0.0	0.0%	$0.0	$0.0	0.0%	$7.0	$35.0	0.7%	2.4%	$7.0	$35.0	$7.0	$35.0	NA	NA
Southwest/Rocky Mountains	$1.0	0.2%	$12.0	$12.0	1.7%	$34.6	$113.9	3.3%	7.8%			$22.6	$101.9	30.3%	75.5%

California	$5.0	0.8%	$20.8	$20.8	3.0%	$37.8	$85.3	3.7%	5.9%			$17.0	$64.5	16.1%	42.3%
Other States	$0.0	0.0%	$3.5	$3.5	0.5%	$11.0	$42.5	1.1%	2.9%			$7.5	$39.0	33.1%	86.7%
Acquisitions	$0.0	0.0%	$0.0	$0.0	0.0%	$16.0	$41.0	1.5%	2.8%	$16.0	$41.0	$16.0	$41.0	NA	NA
Pacific West	$5.0	0.8%	$24.3	$24.3	3.5%	$64.8	$168.8	6.3%	11.6%			$40.5	$144.5	27.8%	62.3%

Grand Total	$595.0	100.0%	$700.0	$700.0	100.0%	$1,035.1	$1,451.5	100.0%	100.0%	$32.5	$129.0	$335.1	$751.5	10.3%	20.0%

Portion of growth from New England/Mid-Atlantic region												71.0%	43.7%

Revised Premium Growth - Summary

Premiums derived from acquisitions made from 2009-2012

($ - millions)

Total from Acquisitions*	10% Growth Case	20% Growth Case
New England/Mid-Atlantic	$0.0	$0.0
Southeast	$4.5	$53.0
Midwest	$5.0	$0.0
Southwest/Rocky Mountains	$7.0	$35.0
Pacific West	$16.0	$41.0
Total	$32.5	$129.0

Portion of growth from Acquisitions	9.7%	17.2%

*                            Contribution to 2012 premiums

Revised Premium Growth - 10% Growth

Growth drivers	2007	%	2008	%	2009	%	2010	%	2011	%	2012	%	CAGR 07-12	CAG 08-1
($-millions)
New York	$465.0	78.2%	$490.5	70.1%	$515.0	66.3%	$542.1	63.2%	$574.0	60.9%	$602.2	58.2%	5.3%	5.3%
New Jersey	$70.0	11.8%	$79.2	11.3%	$90.0	11.6%	$99.4	11.6%	$107.4	11.4%	$117.1	11.3%	10.8%	10.3%
Massachusettes	$10.0	1.7%	$15.0	2.1%	$20.0	2.6%	$25.5	3.0%	$31.6	3.4%	$38.4	3.7%	30.9%	26.5%
Connecticut	$0.0	0.0%	$5.0	0.7%	$9.5	1.2%	$13.7	1.6%	$22.9	2.4%	$32.5	3.1%	NA	59.7%
Pennsylvania	$2.0	0.3%	$9.0	1.3%	$13.0	1.7%	$17.5	2.0%	$22.5	2.4%	$32.5	3.1%	74.7%	37.9%
Maine/New Hampshire/Vermont/RI	$35.0	5.9%	$40.0	5.7%	$41.0	5.3%	$45.0	5.2%	$49.0	5.2%	$54.0	5.2%	9.1%	7.8%
Acquisitions	$0.0	0.0%	$0.0	0.0%	$0.0	0.0%	$0.0	0.0%	$0.0	0.0%	$0.0	0.0%	NA	NA
New England/Mid-Atlantic	$582.0	97.8%	$638.7	91.2%	$688.5	88.7%	$743.2	86.7%	$807.4	85.7%	$876.7	84.7%	8.5%	8.2%

Florida	$7.0	1.2%	$15.0	2.1%	$15.3	2.0%	$17.5	2.0%	$20.0	2.1%	$22.5	2.2%	26.3%	10.7%
Other States	$0.0	0.0%	$5.0	0.7%	$5.0	0.6%	$6.0	0.7%	$7.0	0.7%	$8.0	0.8%	NA	12.5%
Acquisitions	$0.0	0.0%	$0.0	0.0%	$3.0	0.4%	$3.5	0.4%	$4.0	0.4%	$4.5	0.4%	NA	NA
Southeast	$7.0	1.2%	$20.0	2.9%	$23.3	3.0%	$27.0	3.1%	$31.0	3.3%	$35.0	3.4%	38.0%	15.0%

Illinois	$0.0	0.0%	$5.0	0.7%	$7.0	0.9%	$10.0	1.2%	$11.5	1.2%	$13.0	1.3%	NA	27.0%
Other States	$0.0	0.0%	$0.0	0.0%	$2.0	0.3%	$4.0	0.5%	$5.0	0.5%	$6.0	0.6%	NA	NA
Acquisitions	$0.0	0.0%	$0.0	0.0%	$3.0	0.4%	$4.0	0.5%	$4.5	0.5%	$5.0	0.5%	NA	NA
Midwest	$0.0	0.0%	$5.0	0.7%	$12.0	1.5%	$18.0	2.1%	$21.0	2.2%	$24.0	2.3%	NA	48.0%

Texas	$1.0	0.2%	$10.0	1.4%	$12.0	1.5%	$13.0	1.5%	$14.8	1.6%	$17.6	1.7%	77.4%	15.1%
Other States	$0.0	0.0%	$2.0	0.3%	$4.0	0.5%	$6.0	0.7%	$8.0	0.8%	$10.0	1.0%	NA	49.5%
Acquisitions	$0.0	0.0%	$0.0	0.0%	$4.0	0.5%	$5.0	0.6%	$6.0	0.6%	$7.0	0.7%	NA	NA
Southwest/Rocky Mountains	$1.0	0.2%	$12.0	1.7%	$20.0	2.6%	$24.0	2.8%	$28.8	3.1%	$34.6	3.3%	NA	30.3%

California	$5.0	0.8%	$20.8	3.0%	$20.7	2.7%	$26.0	3.0%	$31.0	3.3%	$37.8	3.7%	49.9%	16.1%
Other States	$0.0	0.0%	$3.5	0.5%	$3.9	0.5%	$7.0	0.8%	$9.0	1.0%	$11.0	1.1%	NA	33.1%
Acquisitions	$0.0	0.0%	$0.0	0.0%	$8.0	1.0%	$12.0	1.4%	$14.0	1.5%	$16.0	1.5%	NA	NA
Pacific West	$5.0	0.8%	$24.3	3.5%	$32.5	4.2%	$45.0	5.2%	$54.0	5.7%	$64.8	6.3%	66.9%	27.8%
Grand Total	$595.0	100.0%	$700.0	100.0%	$776.3	100.0%	$857.2	100.0%	$942.2	100.0%	$1,035.1	100.0%	11.7%	10.3%

Revised Premium Growth - 20% Growth

Growth drivers	2007	%	2008	%	2009	%	2010	%	2011	%	2012	%	CAGR 07-12	CAG 08-1
($-millions)
New York	$465.0	78.2%	$490.5	70.1%	$521.0	62.0%	$561.7	55.7%	$607.5	50.2%	$655.8	45.2%	7.1%	7.5%
New Jersey	$70.0	11.8%	$79.2	11.3%	$90.0	10.7%	$104.0	10.3%	$115.7	9.6%	$127.0	8.7%	12.7%	12.5%
Massachusettes	$10.0	1.7%	$15.0	2.1%	$20.0	2.4%	$30.0	3.0%	$40.0	3.3%	$55.0	3.8%	40.6%	38.4%
Connecticut	$0.0	0.0%	$5.0	0.7%	$8.0	1.0%	$15.0	1.5%	$25.0	2.1%	$35.0	2.4%	NA	62.7%
Pennsylvania	$2.0	0.3%	$9.0	1.3%	$15.0	1.8%	$20.0	2.0%	$25.0	2.1%	$40.0	2.8%	82.1%	45.2%
Maine/New Hampshire/Vermont/RI	$35.0	5.9%	$40.0	5.7%	$41.0	4.9%	$45.0	4.5%	$49.0	4.1%	$54.0	3.7%	9.1%	7.8%
Acquisitions	$0.0	0.0%	$0.0	0.0%	$0.0	0.0%	$0.0	0.0%	$0.0	0.0%	$0.0	0.0%	NA	NA
New England/Mid-Atlantic	$582.0	97.8%	$638.7	91.2%	$695.0	82.7%	$775.7	77.0%	$862.2	71.3%	$966.8	66.6%	10.7%	10.9%

Florida	$7.0	1.2%	$15.0	2.1%	$20.0	2.4%	$27.0	2.7%	$33.0	2.7%	$44.1	3.0%	44.5%	30.9%
Other States	$0.0	0.0%	$5.0	0.7%	$10.0	1.2%	$14.6	1.4%	$20.5	1.7%	$30.0	2.1%	NA	56.5%
Acquisitions	$0.0	0.0%	$0.0	0.0%	$10.0	1.2%	$28.0	2.8%	$44.0	3.6%	$53.0	3.7%	NA	NA
Southeast	$7.0	1.2%	$20.0	2.9%	$40.0	4.8%	$69.6	6.9%	$97.5	8.1%	$127.1	8.8%	78.6%	58.8%

Illinois	$0.0	0.0%	$5.0	0.7%	$10.0	1.2%	$19.8	2.0%	$36.0	3.0%	$46.0	3.2%	NA	74.2%
Other States	$0.0	0.0%	$0.0	0.0%	$2.0	0.2%	$6.0	0.6%	$15.0	1.2%	$29.0	2.0%	NA	NA
Acquisitions	$0.0	0.0%	$0.0	0.0%	$0.0	0.0%	$0.0	0.0%	$0.0	0.0%	$0.0	0.0%	NA	NA
Midwest	$0.0	0.0%	$5.0	0.7%	$12.0	1.4%	$25.8	2.6%	$51.0	4.2%	$75.0	5.2%	NA	96.8%

Texas	$1.0	0.2%	$10.0	1.4%	$20.0	2.4%	$24.1	2.4%	$36.0	3.0%	$51.9	3.6%	120.3%	50.9%
Other States	$0.0	0.0%	$2.0	0.3%	$5.0	0.6%	$6.5	0.6%	$17.3	1.4%	$27.0	1.9%	NA	91.7%
Acquisitions	$0.0	0.0%	$0.0	0.0%	$10.0	1.2%	$21.0	2.1%	$28.0	2.3%	$35.0	2.4%	NA	NA
Southwest/Rocky Mountains	$1.0	0.2%	$12.0	1.7%	$35.0	4.2%	$51.6	5.1%	$81.3	6.7%	$113.9	7.8%	157.8%	75.5%

California	$5.0	0.8%	$20.8	3.0%	$38.0	4.5%	$53.8	5.3%	$71.7	5.9%	$85.3	5.9%	76.4%	42.3%
Other States	$0.0	0.0%	$3.5	0.5%	$10.0	1.2%	$17.5	1.7%	$27.0	2.2%	$42.5	2.9%	NA	86.7%
Acquisitions	$0.0	0.0%	$0.0	0.0%	$10.0	1.2%	$14.0	1.4%	$19.0	1.6%	$41.0	2.8%	NA	NA
Pacific West	$5.0	0.8%	$24.3	3.5%	$58.0	6.9%	$85.3	8.5%	$117.7	9.7%	$168.8	11.6%	102.2%	62.3%
Grand Total	$595.0	100.0%	$700.0	100.0%	$840.0	100.0%	$1,008.0	100.0%	$1,209.6	100.0%	$1,451.5	100.0%	19.5%	20.0%